EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Wednesday, September 7, 2005	Rich Sheffer (952) 887-3753

DONALDSON COMPANY ISSUES FOURTH QUARTER EARNINGS GUIDANCE

        MINNEAPOLIS (Sept. 7, 2005) – Donaldson Company, Inc. (NYSE:DCI) announced today that in response to the August 31 ruling of the United States Court of Appeals for the Federal Circuit related to the previously disclosed patent litigation between Donaldson and Engineered Products Company, Inc. it will increase its litigation reserve and record a charge to income in the fourth quarter of fiscal 2005 of $6.4 million, or $.05 per share.

        Donaldson also revised its previously announced fourth quarter income tax charge related to its plan to repatriate $80 million of foreign earnings in fiscal 2006 to $4.0 million, or $.05 per share, from $5.6 million, or $.06 per share, due to additional guidance issued by the U.S. Treasury Department in August.

        Donaldson expects to announce diluted earnings per share of approximately $.29 when it issues its fourth quarter earnings on Wednesday, September 14, after market close. The Company will host a live webcast of its fourth quarter earnings conference call on Thursday, September 15, at 11:00 a.m. ET.

About Donaldson Company, Inc.

        Donaldson is a leading worldwide provider of filtration systems and replacement parts.  Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development.  Donaldson serves customers in the diesel engine and industrial markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and trucks.  Our 11,000 employees contribute to the company’s success at over 30 manufacturing locations around the world.  Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI.  Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

        The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation.  This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company’s current views with respect to future events and financial performance but involve uncertainties that could significantly impact results.  The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “outlook,” “plan,” “promises,” “project,” “should,” “will be” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Act.

Donaldson Company, Inc.
September 7, 2005

        The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with:  currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, including production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand, cancellations of orders, litigation, including the EPC litigation disclosed in the Company’s SEC filings, integration of acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls.  For a more detailed explanation, see the company’s 2004 Form 10-K filed with the Securities and Exchange Commission.  The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company’s views as of the date the statement is made.  The company undertakes no obligation to publicly update or revise any forward-looking statements.

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